Exhibit 10.164

Amendment to HMO IPA/Medical Group Shared Savings Provider Agreement between California Physicians’ Service dba Blue Shield of California and Northwest

*** Confidential Treatment requested

AMENDMENT NO. I

The HMO IPA/Medical Group Shared Savings Provider Agreement between California Physicians’ Service, dba.  Blue Shield of California (“BSC-HMO”), and NORTHWEST ORANGE COUNTY MEDICAL GROUP (“Medical Group”), with an effective date of February 1, 2003 is further amended effective February 1, 2003 as follows:

Section 1.2 Authorization is amended to read in full as follows

Authorization.  Is the procedure for obtaining the prior approval of Blue Shield, or its designee (which may include Group), for the provision or referral of Covered Services when such approval is required by Blue Shield.

Section 1.5 Capitated Professional Services is amended in full to read as follows:

Capitated Professional Services:  are those Covered Services which are described in Exhibit B, hereto as the financial responsibility of Group.  Capitated Professional Services also include any Covered Services which are not listed in Exhibit B., but which are customarily provided by IPAs, Medical Groups to their patients.  Blue Shield may periodically amend Capitated Professional Services to include any additional physician and/or ancillary services, which must be provided by law.  See Section 7.12 Material Change of Circumstances.

Section 1.17 Provider Manual is amended in full to read as follows:

Provider Manual: refers to the manual(s) developed by Blue Shield dated January 2002 and subsequent revised versions, which set forth the operational rules and procedures applicable to the Group and Group Providers.  The Provider Manual will include the HMO Provider Manual, the HMO Benefit Guidelines and the Blue Shield Medical Policy Manual.  The manual(s) have been given to the Group and are incorporated into this Agreement by reference.  Subsequent revised versions will be provided to Group and are incorporated into this Agreement by reference.

Section 2.1 Capitated Professional Services is amended in full to read as follows:

Capitated Professional Services.  Group shall provide or arrange for the provision of all Medically Necessary Capitated Professional Services to Members and shall be fully financially responsible for those services as outlined in Exhibit B as Group responsibility.  Such services shall be provided or arranged through Group Providers who have been credentialed as required by this Agreement and as more fully described in the Provider Manual.  Without limiting the foregoing, Group shall: (i) be financially responsible for In-Area Emergency Services, and Urgent Care Services provided by healthcare providers in addition to Group Providers, as set forth in Exhibit B., (ii) refer Members, at Group’s cost and when Group Providers are not available to provide Medically Necessary Capitated Services, to non-Group Providers; (iii) provide all preventive health services to which a Member is entitled under his/her Benefit Plan; and, (iv) make available to Members those health education programs routinely provided by Group and Group Providers at no charge to their patients.

Section 2.2 (b) Referrals For Other Covered Services is amended in full to read as follows:

Group shall utilize the organ transplant provider network established by Blue Shield for the provision of selected organ transplants.  Blue Shield shall, from time to time, designate which transplant centers are to be utilized for specified transplants and will communicate any changes to the Group prior to the effective date of the change.

Section 2.3 (a), 2.3 (b), 2.3 (c), and 2.3 (d) Availability is amended in full to read as follows:

(a) Group shall ensure that routine Capitated Professional Services shall be available to Members during normal physician business hours (generally, Monday through Friday, 9:00 a.m. to 5:00 p.m.) and Emergency Services and telephone advice and referral shall be available, as Medically Necessary, twenty-four (24) hours per day, seven (7) days per week, three hundred sixty five (365) days per year.  Appointment, scheduling, and office waiting times shall be within the applicable guidelines set forth in the Provider Manual, NCQA standards, and state or federal law.  Capitated Professional Services shall at all times during the term of this Agreement be made readily available through PCP facilities located in the zip code areas set forth in Exhibit A.

(b) Group shall require that each Group Physician maintain adequate on-call coverage arrangements with another Group Physician to provide coverage for members when that Group Physician is temporarily unavailable.  The provision of services to Members by the on-call Group Physician shall be governed by the terms of this Agreement.

(c) Group and Group Providers shall participate in all Benefit Programs set forth in Exhibit A.  Except for those PCP’s who generally only serve, or generally do not serve, geriatric patients in their practices, or pediatricians who serve only pediatric patients, or OB/GYN’s who serve only female patients, Group shall require that each of its PCP’s accepts all of the Members who select them during such times that such PCP’s practice is open to new patients.

(d) Group shall ensure that at any given time, the practices of an adequate number of its PCPs are open to Members to meet all access standards required by Blue Shield, and its regulatory agencies.  Each PCP, whether or not his/her practice is closed to new patients, shall accept each Member (and such Member’s immediate family members) who is or had been a patient of PCP at anytime during the two (2) years immediately prior to such Member selecting physician as his/her PCP.  Without limiting the foregoing, Group shall ensure that at anytime that a PCP is accepting new patients of other health care service plans, such PCP accepts Members hereunder.  In the event a PCP, during the term of this Agreement, elects to close his/her practice to new Members, Group shall give Blue Shield sixty (60) days prior written notice of such closure or notice as soon as Group becomes aware of the closure.  In the event a PCP, during the term of this Agreement, ceases to be a Group Provider, Group shall give Blue Shield sixty (60) days prior written notice of such closure.

Sections 2.4(b), 2.4(c), and 2.4(d) are amended in full to read as follows:

(b) To assist Group in meeting Blue Shield requirements hereunder, Group shall, through a duly designated representative, use best efforts to attend occasional provider education/orientation sessions conducted by Blue Shield.

(c) In providing Capitated Professional Services hereunder, Group shall utilize only Group Providers who are credentialed and re-credentialed in accordance with Blue Shield’s standards as set forth in the Provider Manual, unless the Medically necessary service is not available from a Group Provider.  Group and/or each Group Provider shall provide to Blue Shield, on request, credentialing information in such form as reasonably required by Blue Shield, NCQA standards, and state and federal law.

(d) Group represents and requires that during the term of this Agreement, each physician through whom it will provide Capitated Professional Services hereunder shall: (i) maintain a current, unrestricted license to practice medicine in California; and, (ii) maintain such staff privileges with at least one Blue Shield Hospital as necessary for physician to provide services to Members hereunder; and, (iii) be certified and eligible to participate in the Medicare Program.  Group further represents and requires that: (iv) each non-physician Group Provider shall maintain a current and unrestricted license to practice his/her profession or provide the contracted service; and, (v) use of any physician extender shall be in strict compliance with the rules of the California Medical Board.

Section 2.6 Group Service Contracts is amended in full to read as follows:

Group shall provide to Blue Shield a written list of its Group Providers, and each month notify Blue Shield of any additions or deletions to such list (including any notices of termination of Group Providers), in addition to which Group shall provide Blue Shield with immediate notice of termination of Group Providers.  Further, Group shall provide timely response to reasonable periodic written requests from Blue Shield for verification of the current list of Group Providers.  Group’s contracts with Group Providers shall be in writing and shall require that such providers: (a) seek payment for the provided services only from Group and under no circumstances seek payment from the Member or from Blue Shield; (b) under no circumstances balance bill or surcharge Members for Covered Services (including in the event of Group and/or Blue Shield’s insolvency); (c) maintain and disclose such records to Blue Shield and to Governmental Officials as set forth in Article IX hereof; (d) permit Government Officials and Blue Shield to inspect its offices, records, and facilities as set forth in Article X; (e) cooperate with and participate in Blue Shield’s and Group’s quality improvement and utilization management programs and Member grievance and appeal procedures; and, (f) maintain such professional and general business liability insurance as set forth in Article VIII hereof.  Upon Blue Shield’s written request, Group’s form of provider contract(s), along with the executed signature pages to such contracts, shall be provided to Blue Shield.  Group may maintain the confidentiality of its payment rates (other than bonus/withhold/shared risk or savings arrangements), provided that such does not result in concealment or misunderstanding of other terms and provisions of the contract.  Upon Blue Shield’s written request, such contracts shall be promptly amended to contain any provisions required to be contained in provider contracts by either the Department of Managed Health Care (“DMHC”), CMS, or any other governmental agency.

Sections 2.9(a) and 2.9(b) Outpatient Drug Formulary and Pharmacy Information are amended to read in full as follows:

(a) Group and Group Providers shall comply with the outpatient drug formulary, drug prior authorization requirements, and pharmacy benefit design (including maximum supplies, use of generics, and mail order for maintenance drugs), as adopted and periodically modified by Blue Shield, as set forth in the Provider Manual and as medically appropriate for the Member.

(b) In the event that Blue Shield provides to Group computerized or electronic data regarding prescriptions obtained by Members and drugs supplied, Group agrees that such information is provided for the limited and restricted purpose of utilization management.  Under no circumstances may Group copy or share such data with others, or utilize such data, in whole or in part, directly or indirectly, to negotiate rebates, discounts, or contracts with pharmaceutical manufacturers or other suppliers of pharmaceuticals without the written approval of Blue Shield.

Section 2.11(a) Termination of Physician/Patient Relationship is amended in full to read as follows:

Group or a Group Provider may terminate the professional relationship with a Member only with Blue Shield’s consent which shall not be unreasonably withheld and in accordance with the procedures set forth in the Provider Manual.  In the event a Group Provider terminates his/her relationship with a Member, Group shall assist the Member in selecting another Group Provider for the provision of Capitated Professional Services.

Sections 2.13(a) and 2.13 (b) Disclosures is amended in full to read as follows:

(a) In addition to the notice obligation set forth in Paragraph 2.5, Group shall notify Blue Shield immediately in writing when it becomes aware of the occurrence of any of the following events: (i) Group’s or a Group Provider’s liability insurance is canceled, terminated, not renewed, or materially modified; (ii) Group or a Group Provider has become a defendant in a lawsuit filed by a Member or is required or agrees to pay damages to a Member for any reason; (iii) an act of nature or any event occurs which has a materially adverse effect on Group’s ability to perform its obligations hereunder; (iv) a petition is filed to declare Group bankrupt or for reorganization under the bankruptcy laws of the United States or a receiver is appointed over all or any portion of the Group’s assets; or (v) Group is sued by a healthcare provider for nonpayment of compensation; or (vi) any other situation arises which could reasonably be expected to materially affect Group’s ability to carry out its obligations under this Agreement.  Group shall also provide Plan with thirty days’ advance notice of any proposed material change in the ownership of Group, a change in its management services organization (if any), or the sale of all or substantially all of the assets of the Group.

(b) Annually, within sixty (60) days following the end of Group’s fiscal year or thirty days following such information being available to Group, Group shall provide to Blue Shield access to its most recent annual income statement, balance sheet, and statement of cash flow, which shall be prepared in accordance with generally accepted accounting principles and shall be certified by Group’s chief executive officer or chief financial officer.  Group shall provide access to any audited financial statements it may have to Blue Shield.  A narrative or work sheet describing the calculation of Group’s IBNR shall accompany the   financial statements.  The information set forth in this paragraph shall also be provided by Group to Blue Shield in the event there is an actual or proposed change in ownership of Group.  Group shall also, upon written request, provide Blue Shield with access to quarterly financial statements, which shall include a balance sheet, statement of income and statement of cash flow prepared in accordance with generally accepted accounting principles.

Section 2.16 Acceptance of Members is amended in full to read as follows:

Group shall accept all Members who select or who are assigned to Group or Group PCP’s, if the practice is open to new Members, who live or work within the Group Service Area.  This requirement shall not apply to Members with whom the Group’s relationship was terminated in accordance with section 2.11 hereof.  Blue Shield shall undertake reasonable efforts in accordance with a standard of good faith to assure that Members who select or are assigned to Group or Group PCPs live or work within the Group Service Area.

Section 3.2 (a) Failure To Make Payment is amended in full to read as follows:

(a) In the event that Group occasionally fails to pay a Group Provider or other healthcare provider for Capitated Professional Services within the time frames set forth in this Agreement, and Blue Shield reasonably determines that such amount is due and payable by Group, Blue Shield may, after notice to Group, and reasonable opportunity for Group to pay, pay the amount due, and deduct and offset such payment from any amount then or thereafter payable by Blue Shield to Group.

Sections 4.3(a) Termination of Delegation are amended in full to read as follows:

In the event that Blue Shield is dissatisfied for any reason with Group’s performance of delegated activities, Blue Shield may, after due diligence and informal attempt to correct the problems, in its sole discretion, modify Group’s status (with respect to all or a particular delegated activity) from fully delegated to delegated with corrective action.  Such notice of delegation with corrective action shall set forth the deficiencies perceived by Blue Shield in Group’s performance of delegated activities, and Group shall have ninety (90) days to correct such deficiencies to the reasonable satisfaction of Blue Shield.  In the event such deficiencies are not corrected to the reasonable satisfaction of Blue Shield, Blue Shield may, in its sole discretion, terminate the delegation or extend the period given Group to correct such deficiencies.

Section 5.2 Provider Manual is amended in full to read as follows:

Provider Manual.  Blue Shield shall develop a Provider Manual, and Group and Group Providers shall comply with its provisions, which shall be communicated to Group.  Blue Shield may, in its discretion, periodically modify the Provider Manual by written notice to Group.  The Provider Manual, as so amended, is incorporated herein by reference.  To the extent of any conflict between this Agreement and the Provider Manual, the terms of this Agreement shall govern.  In the event Group reasonably concludes that a change in the Provider Manual would have an adverse financial impact on the Group, then Group and Blue Shield shall confer in good faith regarding the change.  See Section 7.12 Material Change of Circumstances.

Section 5.3 Blue Shield Reports is amended in full to read as follows:

Blue Shield Reports.  Blue Shield shall provide to Group such reports regarding utilization and other matters as set forth in the Provider Manual

Sections 6.3(a) Eligibility List and Modifications are amended in full to read as follows:

Blue Shield shall provide to Group on a monthly basis within ten days of the start of the month, a member eligibility report and a member eligibility change report, as further described in the Provider Manual.  These reports shall be submitted to the Group electronically, unless both Blue Shield and the Group agree that it may be submitted in writing.  Blue Shield shall attempt to discourage retroactive cancellation or retroactive addition of Members.  However, Blue Shield may make exceptions as may be necessary for administrative or business reasons.  Subsequent Capitation to Group will be adjusted to reflect the retroactive addition or deletion of Members.  With the exception of retroactive changes for Members in Blue Shield 65 Plus and those Members enrolled through CalPERS and FEHBP, retroactive additions or deletions shall not exceed ninety (90) days.  For those members enrolled through CalPERS and FEHBP, retroactive additions or deletions shall not exceed the limitation on retroactive additions and deletions that Blue Shield has in place with CalPERS and FEHBP.

Section 7.3 Copayments is amended in full to read as follows:

Group shall collect and retain, as additional compensation, the Member’s applicable Copayment for Covered Services provided.  Such Copayment obligation shall not be waived by Group or Group Providers on a regular or routine basis but may be waived on a case-by-case basis in the event of a financial hardship on the part of the member.

Section 7.4 Stop Loss Coverage is amended in full to read as follows:

During the term of this Agreement, Group shall either obtain professional stop loss coverage through Blue Shield under the terms and conditions set forth in Exhibit H attached hereto or shall obtain professional stop loss coverage from a third party insurer, which shall be communicated to Blue Shield.  Upon request, certificates and other proof of such coverage shall be provided to Blue Shield.  Group shall provide Blue Shield with timely notice of cancellation of coverage or change in carrier.  If Group elects to have Blue Shield provide such stop loss coverage, by so indicating on the Signature Page hereto, Blue Shield shall provide and charge Group for stop loss coverage as set forth in Exhibit H.

Section 7.12 Material Change of Circumstances is added in its entirety as follows:

Material Change of Circumstances:  In the event of a Material Change, as defined, during the term of this Agreement, and upon written request from either party, Blue Shield and Group agree to meet to discuss in good faith the impact of the Material Change on the financial relationship between the parties.  If, within sixty (60) days following the date of such request, the parties are unable to reach agreement on the extent of financial impact of the Material Change, or the appropriate change, up or down, in the amount of Capitation (Exhibit C.), the terms of the Shared Savings program (Exhibit D.) or the Division of Financial Responsibility (Exhibit B.), then the matter shall be sent to a mutually acceptable independent actuary not affiliated with either party who will make such a determination.  The cost of the independent actuary shall be borne equally by the parties.  The determination of the independent actuary shall be binding upon the parties unless either party, within thirty (30) days of receipt of the actuary’s determination, files a Demand for Arbitration pursuant to Section 11.2 hereof.  For purposes of this section, “Material Change” shall include, but, not be limited to, the following which results in a material change in cost to Group (an increase or a decrease) or has a material impact on the risk relationship between Blue Shield and Group: (i) a change in the type, scope or duration of Covered Services mandated by legislation, regulations or a regulatory agency, (ii) the addition or removal by Blue Shield of a service from the list of Capitated Professional Services set forth in Exhibit B., (iii) the addition or removal by Blue Shield of a service from the list of Shared Savings services set forth in Exhibit B., (iv) the development of new technology, therapies or pharmaceuticals or a change in Blue Shield Medical Policy which results in a material change in costs over the cost of existing approved treatment for the same condition (an increase or a decrease), or, (v) enactment of any statute or regulations which otherwise results in a material change in cost to Group (an increase or a decrease) or has a material impact on the risk relationship between Blue Shield and Group.  A change or collection of changes will not be considered to be “Material” unless the aggregate net change in cost to Group (increase or decrease) is thirty cents (30 cents) or more per member per month.

Section 8.6 Member Complaints and Grievances is amended in full to read as follows:

Member Complaints and Grievances.  Group shall promptly notify Blue Shield of receipt of any claims, including professional liability claims filed or asserted by a Member against Group or a Group Provider.  Group shall cooperate with Blue Shield in identifying, processing, and resolving all Member grievances and other complaints, in accordance with Blue Shield’s complaint/grievance process and time limits set forth in the Provider Manual, as well as in accordance with such time limits as required by state and/or federal law.  Group shall comply with Blue Shield’s resolution of any such complaints or grievances including specific findings, conclusions and orders of the Department of Managed Health Care.

Section 8.9(a) Insurance is amended in full to read as follows:

Group and Group Providers shall maintain professional liability (malpractice) insurance coverage in the minimum amount of One Million Dollars ($1,000,000) per occurrence and Three Million Dollars ($3,000,000) annual aggregate per physician per year for all physicians who are partners, associates or employees of Group and warrants that all physicians with which Group contracts will carry professional liability coverage in the same amount.  Group and Group Providers shall maintain general liability insurance coverage in the minimum amount of One Million Dollars ($1,000,000) per occurrence for all business activities.  If Group or its Group Providers or subcontracts have a claims-made malpractice insurance policy, then they agree to keep the policy in effect for at least five (5) years past any termination of this Agreement or purchase extended reporting coverage (tail insurance).

Section 9.1 Medical Records is amended in full to read as follows:

Group and Group Providers shall maintain the usual and customary records for Members in the same manner as for other patients of Group and Group Providers.  Group will require that all Group Physicians establish and maintain in an accurate and timely manner for each Member who has obtained care from such physician a medical record which is organized in a manner which contains such demographic and clinical information as is necessary, according to standards set forth by state, federal, and accreditation agencies, to provide documentation as to the medical problems and medical services provided to the Member.  Such record shall include a historical record of diagnostic and therapeutic services recommended or provided by, or under the direction of, the provider.  Such records shall be in such a form as to allow trained health professionals, other than the provider, to readily determine the nature and extent of the Member’s medical problem and the services provided and permit peer review of the care provided.  Such records shall, on request, and within reasonable time requirements, be made available without charge to Blue Shield and its designated agents.  Without limiting the foregoing, Group shall, without charge, transmit Member’s medical records information to a Member’s other providers, to Government Officials, and to Blue Shield for purposes of utilization management, quality improvement and other Blue Shield for purposes of utilization management, quality improvement and other Blue Shield administrative purposes.  Upon termination of this Agreement, or the re-assignment or transfer of Members, one copy of such records shall be provided without charge to the Member’s new medical group upon request.

Sections 10.1 (c) and 10.1 (d) Disclosure of Records is amended to read in full as follows:

(c ) Upon forty-eight (48) hours written notice, Group shall make any records of its quality improvement and utilization review activities pertaining to Members and provider credentialing files available to Blue Shield’s quality and utilization review committee.  Such sharing of records between the two committees shall be in accordance with, and limited to, Sections 1157 of the California Evidence Code and 1370 of the California Health and Safety Code and shall not be construed as a waiver of any rights or privileges conferred on either party by those statutes.

(d) Blue Shield, at its sole cost and expense, and with reasonable prior written notice to Group, may from time to time audit the books and records of Group as they relate to its services, claims payments, authorization turn-around times, reporting, and billings under this Agreement.

Sections 10.2 Site Evaluations is amended in full to read as follows:

Group and Group Providers shall permit Government Officials and Blue Shield to conduct periodic site evaluations and inspections of their facilities and records.  In the event that Government Officials or Blue Shield find any deficiencies in such facilities or records, Group, or Group Provider, as applicable, shall have thirty (30) business days to substantially correct such deficiencies which are identified by such Government Officials or Blue Shield.

Section 11.2 Arbitration of Disputes is amended in full to read as follows:

If any dispute, controversy, or misunderstanding (other than a claim of medical malpractice) arises between the parties to this Agreement which exceeds the jurisdiction of Small Claims Court, which was not resolved in the Provider Dispute Resolution procedure set forth in Paragraph 11.1, and which may directly or indirectly concern or involve any term, covenant, or condition hereof, the parties shall settle the dispute by final and binding arbitration in Los Angeles, California, Arbitration shall be conducted under the Commercial Rules of the American Arbitration Association.  The arbitration decision shall be binding on both parties.  It is agreed that the arbitrator shall be bound by applicable state and federal law and that the arbitrator shall issue written findings of fact and conclusions of law.  The arbitrator shall have no authority to award damages or provide a remedy which would not be available to such prevailing party in a court of law nor shall the arbitrator have the authority to award punitive damages.  The cost of the arbitration shall be shared equally by Group and Plan.  Each party shall be responsible for its own attorneys’ fees.

Section 12.1 Term is amended in full to read as follows:

Term.  When executed by both parties, this Agreement shall become effective as of the Effective Date, and shall continue in effect for two (2) years thereafter, unless earlier terminated as set forth below.  Unless either party notifies the other party at least one hundred twenty (120) calendar days prior to the expiration of said initial two year term, this Agreement shall, following termination of the initial term, continue in effect for additional one (1) year terms until terminated as set forth below.

Section 12.2 Termination Without Cause is amended in full to read as follows:

Either party may terminate this Agreement at anytime without cause by giving to the other party at least one hundred twenty (120) calendar days written notice of termination.  The termination shall become effective the first day of the month following the expiration of the notice period.

Section 12.6 (b) Effect of Termination is amended in full to read as follows:

Group shall, at Blue Shield’s option, continue rendering Capitated Professional Services after the termination of this Agreement to Members assigned to Group at the Blue Shield Allowable Rates noted in Exhibit E, for the duration of the contracts in effect with Blue Shield through which Members are enrolled with Blue Shield, or until such time as Blue Shield has arranged for an alternative source of services for each such Member from other contracting providers, but not to exceed ninety (90) days.

Section 13.7 Financial Solvency Reporting is amended in full to read as follows:

The Group shall comply with any and all applicable reporting requirements set forth in the Knox-Keene Act and regulations.

Section 13.8 Blue Shield Reporting Requirements is amended in full to read as follows:

Blue Shield shall submit Quarterly and Annual reports to the Department of Managed Health Care in compliance with the legal requirements of state law.

Section 14.3 Entire Agreement is amended in full to read as follows:

Entire Agreement.  This Agreement, all attachments and Exhibits referenced in this Agreement and attached hereto, and the Provider Manual, as amended from time to time, are incorporated herein by reference, and constitute the entire understanding between the parties relating to the subject matter hereof.  This Agreement does not supersede or modify any agreement between the parties pertaining to Blue Shield’s PPO Benefit Programs, including without limitation, any Physician Member Application and Agreement between the parties or between Blue Shield and Group physicians.  See Section 7.12 Material Change of Circumstances.

Sections 14.5 Notices is amended in full to read as follows:

Any notices or other communication made or contemplated by this Agreement to be in writing shall be deemed to have been received by the party to whom it is addressed three (3) business days after it is deposited in the United States mail, certified postage prepaid, return receipt requested, or the date of delivery by Federal Express or similar commercial courier service, and addressed as set forth in Exhibit A., or to such other address as either party from time to time informs the other in writing.  Further, notice may be given during normal business hours by facsimile transmission to the number set forth in Exhibit A, which shall be deemed received upon facsimile transmission confirmation, or by personal delivery to the address set forth in Exhibit A, which shall be deemed received upon receipt of a signature from the person or office at the designated address.

Section 14.7(b) Assignment, Subcontracting, and Additions of PCPs is amended in full to read as follows:

For purposes of providing services to Members hereunder, Group may not add as PCPs any physician to the Blue Shield network whose principal medical office is located outside the postal zip codes set forth as PCP Zip Codes in Exhibit A., without Blue Shield’s prior written consent, which consent will not be unreasonably withheld.

Sections 14.9 Confidentiality/Trade Secrets is amended in full to read as follows:

The compensation terms of this Agreement and all terms relating to compensation shall be confidential.  Group shall not disclose such terms (other than to Government Officials and appropriate business professionals who work with the Medical Group, such as accountants, lawyers and consultants), except with the prior written consent of Blue Shield.  However, nothing herein shall prohibit Group or Group Providers from disclosing to Members and others the method by which they are compensated (e.g., capitation, fee-for-service, etc.); it is the precise compensation amounts for which confidential treatment is required by this provision.

Sections 14.10 Non-Solicitation is amended in full to read as follows:

During the term of this Agreement, and for six (6) months thereafter, neither Group nor Group Providers shall solicit, induce, or encourage any Member to disenroll from Blue Shield or select another health care service plan for healthcare services.  Notwithstanding the foregoing, Group and Group Providers shall be entitled to freely communicate with Members regarding any aspect of their health status or treatment.

All other conditions and terms of this Agreement shall remain the same.  When executed by both parties, this Amendment shall be effective as of February 1, 2003.

BLUE SHIELD OF CALIFORNIA		NORTHWEST ORANGE COUNTY MEDICAL GROUP

By:	/s/ Lisa Farnan	By:	/s/ Pratibha Patel
	LISA FARNAN		PRATIBHA PATEL, MD

Title:	VP, PROVIDER RELATIONS	Title:	PRESIDENT

Date:	3-21-03	Date:	3/12/03

		By:	/s/ James P. Aronick
JAMES P. ARONICK

		Title:	CEO

		Date:	3/12/03

AMENDMENT NO. XV

AMENDMENT TO
BLUE SHIELD OF CALIFORNIA
HMO FULL SERVICE IPA AGREEMENT

The HMO Full Service IPA Agreement (hereinafter “Agreement”) between California Physicians’ Services, Inc. d.b.a. Blue Shield of California (hereinafter “Blue Shield”) and North West Orange County Medical Group (hereinafter “IPA”) with an effective date of September 1, 1998 is further amended as follows:

Recitals

A.            Whereas, La Palma Intercommunity Hospital Medical Center terminated their Capitated Hospital Agreement with Blue Shield, effective January 1, 2003, for Commercial members assigned to IPA and to La Palma Intercommunity Hospital Medical Center as their primary hospital;

NOW, THEREFORE, in consideration of the recitals above and of the intention of both parties to amend the Agreement to reflect a change in certain terms, the Agreement is hereby amended as follows:

1.             The attached Exhibit H Shared Savings Programs is added in its entirely;

2.             Exhibit H will be effective January 1, 2003 for Commercial members assigned to IPA, who utilize La Palma Intercommunity Hospital Medical Center as their primary hospital (“La Palma Pod”).

All other terms and conditions of this Agreement shall remain the same.

BLUE SHIELD OF CALIFORNIA		NORTHWEST ORANGE COUNTY MEDICAL GROUP

By:	/s/ Lisa Farnan	By:	/s/ Pratibha Patel
	Lisa Farnan		PRATIBHA PATEL, MD

Title:	V.P., Provider Relations	Title:	PRESIDENT

Date:	3-21-03	Date:	3/12/03

		By:	/s/ James P. Aronick
JAMES P. ARONICK

		Title:	CEO

		Date:	3/12/03

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EXHIBIT H

HMO Full Service Medical Group Agreement

SHARED SAVINGS PROGRAM

NORTHWEST ORANGE COUNTY MEDICAL GROUP

Effective Date: January 1, 2003 (La Palma Pod)

COMMERCIAL MEMBERS

FUNDING: For Members other than those enrolled in Blue Shield 65 Plus plans and Blue Shield POS Benefit Programs, Blue Shield will allocate to a Shared Savings Fund a per Member per month amount set forth in Exhibit H- l for all Members assigned to Group, subject to retroactive adjustments either upward or downward due to retroactive changes in membership.

CHARGING OF PAYMENTS: Blue Shield shall charge against the Shared Savings Fund all payments made by Blue Shield for such Members during the annual term of the Agreement which are designated as Hospital responsibility under Schedule A-1, Division of Financial Responsibility Matrix, less payments received by Blue Shield as a result of third-party reimbursement, Workers’ Compensation recoveries and coordination of benefits payments.  Blue Shield shall include any payments for Shared Savings Services which are paid prior to the date of the settlement, as well as a reasonable allowance, as determined by Blue Shield’s actuaries, for incurred but not paid (IBNP) claims.  Any costs for Shared Savings Services not included in any annual settlement shall be carried forward and included in the Shared Savings settlement for the succeeding Agreement Year.  In addition, if this Agreement is replaced or superceded any other agreement between the parties which contained a risk sharing arrangement for similar services; then the following shall also be charged against the Shared Savings Fund described herein: (i) any deficit in the final settlement of that risk sharing arrangement and, (ii) any claims for risk services which were incurred but not included in the settlement of the risk arrangement in the prior agreement.

SHARED SAVINGS FUND SETTLEMENT: The Shared Savings Fund shall be settled on an annual basis, within one hundred eighty (180) days following the end of each annual term of the Agreement (being a 120 day claims run out and a 60 day determination period).  In the event of termination of the Agreement for any reason, final settlement of the Shared Savings Fund shall be performed one hundred fifty (150) days after the date of termination and any amounts due from Blue Shield to Group shall be paid within thirty (30) days thereafter.

Surplus: If the total actual cost of Shared Savings Services is less than the total allocation to the Shared Savings Fund, then Group shall be entitled to fifty percent (50%) of the amount by which the allocation exceeds the costs, not to exceed thirty-five percent (35%) of HMO Capitation Fees, minus any carry forward resulting from deficits from previous Agreement years.

Deficit: If the total actual cost of Shared Savings services is more than the total allocation to the Shared Savings Fund, then fifty percent (50%) of the amount by which the actual costs exceed the total allocation, not to exceed five percent (5%) of the HMO Capitation Fees, shall be allocated to Group and shall be handled as follows: (i) the excess may be deducted from any other settlements or payments, except capitation and Professional Stop Loss Program payments made pursuant to Exhibit H, due to Group from Blue Shield, and, (ii) any remaining amounts shall be carried forward into future Agreement years and shall be deducted from any Shared Savings payments to Group in future years.

SUMMARIES & SETTLEMENTS: Blue Shield shall provide to Group a Shared Savings Program quarterly Report and a Shared Savings Annual Settlement, as further described in the Provider Manual.

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EXHIBIT H-1

HMO IPA/MEDICAL GROUP AGREEMENT

Shared Savings Fund Allocation for NorthWest Orange County Medical Group

Effective Date: 01/01/03

As of 01/01/2003, the effective net yield (which includes the deduction for Stop Loss, if applicable) for the following PMPMs are *** for the HMO Group, *** for the HMO IFP, and *** for the HMO PERS based on the 07/01/2002 membership.

The actual allocation to Shared Saving fund for each month will be calculated based on the actual member mix for each age/sex category.

Members Other Than Blue Shield 65 Plus Members

Age & Sex Categories and Shared Savings Allocations

Category		Shared Savings Allocation (PMPM)
Sex	Age	Group (non-POS)	IFP (non-POS)	PERS (non-POS)
F	0 - 1	***	***	***
F	2 - 6	***	***	***
F	7 - 18	***	***	***
F	19 - 21	***	***	***
F	22 - 24	***	***	***
F	25 - 29	***	***	***
F	30 - 34	***	***	***
F	35 - 39	***	***	***
F	40 - 44	***	***	***
F	45 - 49	***	***	***
F	50 - 54	***	***	***
F	55 - 59	***	***	***
F	60 - 64	***	***	***
F	65 + (NM)	***	***	***
F	65 + (M) *	***	***	***

M	0 - 1	***	***	***
M	2 - 6	***	***	***
M	7 - 18	***	***	***
M	19 - 21	***	***	***
M	22 - 24	***	***	***
M	25 - 29	***	***	***
M	30 - 34	***	***	***
M	35 - 39	***	***	***
M	40 - 44	***	***	***
M	45 - 49	***	***	***
M	50 - 54	***	***	***
M	55 - 59	***	***	***
M	60 - 64	***	***	***
M	65 + (NM)	***	***	***
M	65 + (M) *	***	***	***

* - Medicare Primary

*** All references to the Shared Saving Fund Allocation have been deleted.

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